Exhibit 99.1

News Release
Analysts and Media Contact:
Dan Meziere (972) 855-3729

Atmos Energy Corporation Reports Earnings for Fiscal 2024 Second Quarter;
Raises Fiscal 2024 Guidance
DALLAS (May 8, 2024) - Atmos Energy Corporation (NYSE: ATO) today reported consolidated results for its second fiscal quarter ended March 31, 2024. This news release should be read in conjunction with our Form 10-Q and earnings slides which are concurrently being posted at www.atmosenergy.com.

Fiscal Year to Date Highlights
•Earnings per diluted share of $4.93 on net income of $743.3 million.
•Capital expenditures were $1,415.5 million; approximately 81 percent focused on safety and reliability.
~~•~~Strong financial profile with 60.9% equity capitalization and $4.2 billion in available liquidity.
•Implemented $165.4 million in annualized regulatory outcomes; $178.8 million in progress.

Outlook
•Fiscal 2024 earnings per diluted share guidance raised to the range of $6.70 - $6.80 from $6.45 - $6.65 per diluted share.
•Fiscal 2024 capital expenditure guidance increased to approximately $3.1 billion.
•The company's Board of Directors has declared a quarterly dividend of $0.805 per common share. The indicated annual dividend for fiscal 2024 is $3.22, which represents an 8.8% increase over fiscal 2023.

"Our results for the first half of fiscal 2024 reflect the hard work and dedication of all of our 5,000 employees who provide exceptional customer service while safely and reliably operating our natural gas distribution, transmission, and storage systems," said Kevin Akers, president and chief executive officer of Atmos Energy Corporation. "Their continued focus on our vision to be the safest provider of natural gas services, while pursuing our proven strategy continues to benefit our customers and the communities we are proud to serve,” Akers concluded.

Conference Call to be Webcast May 9, 2024
Atmos Energy will host a conference call with financial analysts to discuss the fiscal 2024 second quarter financial results on Thursday, May 9, 2024, at 10:00 a.m. Eastern Time. The domestic telephone number is 888-350-3846 and the international telephone number is 646-960-0251. The conference ID is 9958104. The conference call will be webcast live on the Atmos Energy website at www.investors.atmosenergy.com/events-and-presentations. A playback of the call will be available on the website later that day.
Forward-Looking Statements
The matters discussed in this news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this news release are forward-looking statements made in good faith by the company and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this news release or any of the company’s other documents or oral presentations, the words “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goal”, “intend”, “objective”, “plan”, “projection”, “seek”, “strategy” or similar words are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in this release, including the risks relating to regulatory trends and decisions, the company’s ability to continue to access the credit and capital markets, and the other factors discussed in the company’s reports filed with the Securities and Exchange Commission. These risks and uncertainties include the following: federal, state and local regulatory and political trends and decisions, including the impact of rate proceedings before various state regulatory commissions; increased federal regulatory oversight and potential penalties; possible increased federal, state and local regulation of the safety of our operations; possible significant costs and liabilities resulting from pipeline integrity and other similar programs and related repairs; the inherent hazards and risks involved in distributing, transporting and storing natural gas; the availability and accessibility of contracted gas supplies, interstate pipeline and/or storage services; increased competition from energy suppliers and alternative forms of energy; failure to attract and retain a qualified workforce; natural disasters, terrorist activities or other events and other risks and uncertainties discussed herein, all of which are difficult to predict and many of which are beyond our control; increased dependence on technology that may hinder the Company's business if such technologies fail; the threat of cyber-attacks or acts of cyber-terrorism that could disrupt our business operations and information technology systems or result in the loss or exposure of confidential or sensitive customer, employee or Company information; the impact of new cybersecurity compliance requirements; adverse weather conditions; the impact of greenhouse gas emissions or other legislation or regulations intended to address climate change; the impact of climate change; the capital-intensive nature of our business; our ability to continue to access the credit and capital markets to execute our business strategy; market risks beyond our control affecting our risk management activities, including commodity price volatility, counterparty performance or creditworthiness and interest rate risk; the concentration of our operations in Texas; the impact of adverse economic conditions on our customers; changes in the availability and price of natural gas; and increased costs of providing health care benefits, along with pension and postretirement health care benefits and increased funding requirements.
Accordingly, while we believe these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. Further, the company undertakes no obligation to update or revise any of our forward-looking statements whether as a result of new information, future events or otherwise.
About Atmos Energy
Atmos Energy Corporation, an S&P 500 company headquartered in Dallas, is the country’s largest natural gas-only distributor. We safely deliver reliable, efficient and abundant natural gas to over 3.3 million distribution customers in over 1,400 communities across eight states located primarily in the South. As part of our vision to be the safest provider of natural gas services, we are modernizing our business and infrastructure while continuing to invest in safety, innovation, environmental sustainability and our communities. Atmos Energy manages proprietary pipeline and storage assets, including one of the largest intrastate natural gas pipeline systems in Texas. Find us online at http://www.atmosenergy.com, Facebook, Twitter, Instagram and YouTube.

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